                                                                    EXHIBIT 10.2


                      AGREEMENT TO PURCHASE REAL PROPERTY
                      -----------------------------------


     THIS AGREEMENT TO PURCHASE REAL PROPERTY ("Agreement") is dated
March 30, 1998, for reference purposes only, and is made by and between OBJECTIVE SYSTEMS INTEGRATORS, INC., a Delaware corporation, ("Seller") and REDSKY ENTERPRISES, INC., a California corporation ("Buyer").


                                  ARTICLE  1
                                  ----------

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1  CLOSE OF ESCROW.  The term "Close of Escrow" shall mean the date
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upon which title to the Property is transferred of record to Buyer.

     1.2  HAZARDOUS MATERIALS.  The term "Hazardous Materials" shall mean any
          -------------------
hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Materials" includes, without limitation, petroleum and petroleum products, asbestos, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title XXII of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. (S) 6901 et seq., or (iii) defined as a "hazardous substance" pursuant to Section 101 of
------
the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. The term "Hazardous Materials Laws" shall mean (i) all
                ------
of the foregoing laws, as amended from time to time, and (ii) any other federal, state or local law, ordinance, regulation or order regulating Hazardous Materials.

     1.3  EFFECTIVE DATE OF THIS AGREEMENT.  This Agreement shall be effective
          --------------------------------
on, and the term "Effective Date" shall mean, the date this Agreement is executed by the last designated signatory to this Agreement.

     1.4  ESCROW HOLDER.  The term "Escrow Holder" shall mean Stewart Title of
          -------------
Sacramento, 555 Capitol Mall, Sacramento, California 95814 or such other escrow company as Buyer and Seller shall agree to in writing.

     1.5  LAWS.  The term "Laws" or "Law" shall mean all local, regional,
          ----
municipal, county, state, and federal statutes, regulations, ordinances, orders, judgments, codes, rules, permits or other laws applicable to or affecting the ownership, operation or use of the Property or any portion thereof (including, without limitation, health, safety, subdivision, environmental, and zoning laws).

     1.6  LEASE.  The term "Lease" shall mean collectively that certain Lease
          -----
(Phase I) between Buyer, as Landlord, and Seller, as Tenant, concerning the Property (as defined in this Agreement below), and improvements to be constructed thereon dated as of January 13, 1998, as amended by that certain First Amendment to Lease between Buyer, as Landlord, and Seller, as Tenant, dated as of March, 1998.

     1.7  PROPERTY.  The term the "Property" shall mean and collectively refer
          --------
to that certain real property owned by Seller located at 110 Woodmere Road, in the City of Folsom, State of California, more particularly described on the attached Exhibit "A", consisting of approximately 3.23 acres of land (the
         -----------
"Property") and all rights, privileges and easements appurtenant to the land.


                                   ARTICLE 2
                                   ---------

                               TERMS OF PURCHASE
                               -----------------

     2.1  AGREEMENT TO PURCHASE AND SELL.  Buyer agrees to purchase the
          ------------------------------
Property from Seller, and Seller agrees to sell the Property to Buyer, upon the terms and conditions contained in this Agreement.

     2.2  PURCHASE PRICE.  The purchase price for the Property shall be Five
          --------------
Hundred Ninety-Seven Thousand, Nine Hundred and Seventy Dollars ($597,970.00) (the "Purchase Price").

     2.3  TERMS OF PAYMENT.  Buyer shall pay to Seller, or to Escrow Holder
          ----------------
for Seller's account, the Purchase Price in cash at Close of Escrow.


                                   ARTICLE 3
                                   ---------

                             BUYER'S ACCESS RIGHTS
                             ---------------------

     3.1  ACCESS.  Seller and Buyer hereby acknowledge that Seller is selling
          ------
the Property to Buyer in connection with a build-to-suit lease transaction whereby Buyer will purchase the Property from Seller and construct certain improvements thereon, as defined and as more particularly described in the Lease (collectively, the "Improvements") and Buyer, as Landlord, will lease the Property, including all Improvements constructed thereon, to Seller in accordance with the terms of the Lease. In connection therewith, Seller hereby agrees that Buyer shall have access to, and use of, the Property prior to Close of Escrow for the sole purpose of grading and site work in connection with the construction of the Improvements. Buyer shall indemnify, defend, protect Seller against and hold Seller harmless from any and all losses, costs, damages, liabilities, claims, actions, judgments and expenses, including, without limitation, reasonable attorneys' fees ("Losses"), to the extent resulting from, incurred as a result of, or in any way related to or arising from (a) the entry or presence upon or use of the Property by Buyer, Buyer's agents, employees, contractors or invitees or (b) any act or omission of Buyer or Buyer's agents, employees, contractors or invitees in connection with the Property. Notwithstanding anything to the contrary in this Agreement, the foregoing indemnity shall survive the termination of this Agreement.


                                   ARTICLE 4
                                   ---------

                         REPRESENTATIONS AND COVENANTS
                         -----------------------------

     4.1  SELLER'S REPRESENTATIONS.  As of the Close of Escrow, Seller states,
          ------------------------
warrants and represents as follows. It shall be an express condition precedent to Buyer's obligation to purchase the Property that the following representations and warranties be true and correct as of the Close of Escrow, and such representations and warranties shall survive the Close of Escrow for a period of one (1) year following the Close of Escrow to the extent any of such representations and warranties are not true and correct as of the date of the Close of Escrow:

          A.   AUTHORITY.  Seller is the sole legal owner of the Property and
               ---------
Seller has the full power, capacity, authority and legal right to execute and deliver this Agreement and to perform the obligations of Seller hereunder (including, without limitation, the conveyance of the Property to Buyer).

          B.   CLAIMS.  Seller has no knowledge of any pending condemnation or
               ------
special assessment against the Property, any lawsuits which will affect the Property, nor any other claim, action, suit or proceeding at law or in equity, by or before any administrative or governmental authority affecting the Property.

          C.   NON-FOREIGN STATUS.  Seller is not a "foreign person" within the
               ------------------
meaning of IRC Section 1445(f)(d).

          D.   BANKRUPTCY PROCEEDINGS.  No proceedings under any bankruptcy or
               ----------------------
insolvency laws have been commenced by or against Seller which have not been terminated; no general assignment for the benefit of creditors has been made by Seller; and no trustee or receiver of Seller's property has been appointed.

     4.2  BUYER'S REPRESENTATIONS.  As of the Effective Date and as of Close
          -----------------------
of Escrow, Buyer states, warrants and represents, which representations and warranties shall survive the Close of Escrow and shall be true and correct as of the Close of Escrow, that this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Close of Escrow are duly authorized, executed, and delivered by Buyer, and are, or at the Close of Escrow will be, legal, valid, and binding obligations of Buyer, and do not, and at the time of Close of Escrow will not, violate any provisions of any agreement to which Buyer is a party or to which it is subject or any law, judgment or order applicable to Buyer.

                                   ARTICLE 5
                                   ---------

                                CLOSE OF ESCROW
                                ---------------

     5.1  ESCROW.
          ------

          A.   OPENING OF ESCROW.  Seller shall deliver a copy of this
               -----------------
Agreement to Escrow Holder. The transaction contemplated by this Agreement shall be consummated through an escrow opened with Escrow Holder, and Seller and Buyer each agree to deposit with Escrow Holder prior to the Required Closing Date (as defined below) all funds and documents necessary to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

          B.   REQUIRED CLOSING DATE.  The Close of Escrow shall occur on or
               ---------------------
before Wednesday, April 15, 1998 at the offices of the Escrow Holder, or at such other time and place as Buyer and Seller shall agree in writing (the "Closing Date"). The parties hereby agree that if either party to this Agreement cannot close on or before the Closing Date for any reason, each party shall be entitled to one (1) automatic extension of the Closing Date upon notice to the other party for the period set forth in said party's notice, not to exceed thirty (30) days. Notwithstanding the foregoing, the parties may agree to further reasonably extend the Closing Date provided said extension is agreed to by both parties in writing. Each party shall act reasonably in granting or denying its consent to extend the Closing Date and shall reasonably cooperate with the other party to facilitate the Close of Escrow.

          C.   PRORATIONS AND CLOSING COSTS.
               ----------------------------

               (1)  TAXES.  All real property taxes shall be prorated as of the
                    -----
Close of Escrow assuming a thirty (30) day month. At the Close of Escrow, the parties shall prorate taxes based upon the most recently available tax bills; provided, however, that if the actual amount of taxes differs from said estimated amount, the party entitled to receive an adjustment from the other party shall receive a reimbursement of any overpayment upon presentation of a written demand and the actual tax bill.

               (2)  ASSESSMENTS.  Buyer shall assume any existing assessments
                    -----------
affecting the Property and any payments due thereunder shall be prorated as of the Close of Escrow, or created by or as a result of any action of Buyer or its agents, employees, contractors, or invitees (including without limitation any mechanic's or materialmen's liens).

               (3)  UTILITY CHARGES.  All utility (including, without
                    ---------------
limitation, electricity, gas, water, sewer and telephone) charges, if any, will be prorated to the date of Close of Escrow and

Buyer will obtain a canceled bill therefor. All utility security deposits paid by Seller, if any, will be retained by Seller.

               (4)  CLOSING COSTS.  Seller, at its sole cost and expense, shall
                    -------------
pay at Close of Escrow the escrow fees, recording costs, any county transfer or documentary tax and one half (1/2) of any city transfer tax due in connection with the transfer of the Property, and the premium for a CLTA owner's policy of title insurance. Buyer shall pay one half (1/2) of the cost of any city transfer tax due in connection with the transfer of the Property, the cost of an ALTA owner's policy (in excess of the cost of a CLTA owner's policy for the Property) and the cost of any additional endorsements that Buyer shall request. All other closing costs shall be paid in accordance with the custom of Sacramento County.

     5.2  POSSESSION.  At the Close of Escrow, possession of the Property
          ----------
shall be delivered to Buyer in its then-existing condition.

     5.3  DOCUMENTS AT CLOSING.
          --------------------

          A.   SELLER'S DEPOSIT.  Prior to the Close of Escrow, Seller shall
               ----------------
deliver to Escrow Holder the following:

               (1)  A standard form of grant deed, prepared by Escrow Holder;

               (2) An affidavit certifying that Seller is not a "foreign person" under Section 1445 of the Internal Revenue Code of 1986, as amended;

               (3) The closing costs as described in Paragraph 5.1.C.(4); Such other documents as may reasonably be required to complete the Close of Escrow.

          B.   BUYER'S DEPOSIT.  Prior to the Close of Escrow, Buyer or Buyer's
               ---------------
lender shall deliver to Escrow Holder cash in an amount sufficient to satisfy Buyer's obligations under this Agreement and any documents reasonably required to complete the Close of Escrow.


                                   ARTICLE 6
                                   ---------

                               "AS IS" CONDITION
                               -----------------

     6.1  ACCEPTANCE OF PROPERTY.  If Buyer acquires the Property from Seller
          ----------------------
pursuant to this Agreement, then from and after Close of Escrow the following shall apply to all matters, including without limitation matters dealing with Hazardous Materials, and the following shall survive Close of Escrow:

          A.   "AS IS" CONDITION.  Buyer acknowledges that Buyer has already
               -----------------
conducted or has already had the full opportunity to conduct, prior to the Effective Date, studies and investigations of the Property as fully as Buyer desires, and Buyer hereby acknowledges that it has had the right to observe and has observed the physical characteristics and condition of the Property. Buyer acknowledges and agrees that the Property is to be purchased and accepted by Buyer in its condition as of the Close of Escrow, "as is", without any implied or express warranty or representation by Seller and with all patent and latent defects, except as otherwise and specifically and expressly provided in this Agreement. Buyer acknowledges that neither Seller nor any of Seller's employees, agents or representatives has made any representations, warranties or agreements by or on behalf of Seller not contained in this Agreement as to any matters concerning the Property, the present use or condition thereof, or the suitability of the Property for Buyer's intended use thereof. This disclaimer applies without limitation to Hazardous Materials, topography, climate, air, water rights, utilities, water, present and future zoning, soil, subsoil, purposes to which the Property may be suited, drainage, access to public roads, proposed routes of roads or extensions thereof, title and Hazardous Materials and land use Laws and regulations to which the Property may be subject.


                                  ARTICLE  7
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     7.1  BROKERAGE COMMISSIONS.  Buyer and Seller hereby acknowledge that no
          ---------------------
broker's commission or finder's fee is payable with regard to this transaction. Buyer and Seller each agree to indemnify, defend and hold the other harmless from and against all liability, claims, demands, damages, or costs of any kind arising from or connected with any broker's commission or finder's fee or other charge claimed to be due any person arising from the indemnifying party's conduct with respect to this transaction.

     7.2  NOTICES.  Any notice required or permitted to be given with respect
          -------
to the subject matter of this Agreement shall be in writing and shall be deemed properly delivered, given or served (i) when personally served, or (ii) on the date shown for delivery or rejection on a return receipt, if the notice is deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed as follows:


          TO SELLER               OBJECTIVE SYSTEMS INTEGRATORS, INC.
          ---------               100 Blue Ravine Road
                                  Folsom, California 95630
                                  Attn:  David Allen

          With a copy to:         Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050
                                  Attn:  Bradford C. O'Brien, Esq.

          TO BUYER                REDSKY ENTERPRISES, INC.
          --------                8395 Jackson Road, Suite E
                                  Sacramento, California 95826
                                  Attn:  Linda M. Stanley
                                         President

          With a copy to:         Panattoni Law Firm
                                  8413 Jackson Road, Suite C
                                  Sacramento, California 95826
                                   Attn:  C.J. Taylor

          TO ESCROW HOLDER:       Stewart Title of Sacramento
          ----------------        555 Capitol Mall
                                  Sacramento, California 95814

The above parties may change the address to which notices shall thereafter be delivered by giving three (3) days' prior written notice to all other parties in the manner set forth in this paragraph.

     7.3  ATTORNEYS' FEES.  If any legal action is commenced concerning the
          ---------------
Property, this Agreement, or the rights and duties of any party in relation thereto, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees in an amount set by the court. Should either party become the subject of any bankruptcy or insolvency proceeding, the other party shall be entitled to all reasonable attorneys' fees and costs incurred to establish any right under this Agreement, or to obtain adequate assurances or relief from the effects of the bankruptcy or insolvency proceeding.

     7.4  FURTHER ASSURANCES.  Each party shall perform or cause to be performed
          ------------------
all acts and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all instruments and documents as may be reasonably required to carry out the intent and purpose of this Agreement.

     7.5  ENTIRE AGREEMENT.  This Agreement and that certain Remedy Agreement
          ----------------
between Buyer and Seller dated as of the same date of this Agreement constitute the entire agreement between the parties (and supersedes all other agreements, whether written or oral) respecting the purchase of the Property by Buyer; except for the foregoing, no other agreement, statement or promise made by either party hereto with respect to the purchase of the Property by Buyer shall be binding or valid. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same contract.

     7.6  AMENDMENTS.  This Agreement shall not be modified by either party by
          ----------
oral representations made before or after the execution of this Agreement, and all amendments to this Agreement must be in writing and signed by Buyer and Seller.

     7.7  ASSIGNMENT; BINDING EFFECT.  Buyer may not assign this Agreement and
          --------------------------
any purported assignment of this Agreement by Buyer shall be void and of no effect. Except as provided in the preceding sentence, this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective assigns, heirs, successors and legal representatives.

     7.8  INTERPRETATION.  Each party and its counsel have reviewed this
          --------------
Agreement. Any rule of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply in the interpretation of this Agreement. The captions of this Agreement are for convenience and reference only, and the words contained therein shall not be deemed to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. This Agreement shall be construed and interpreted under, and governed and enforced according to, the laws of the State of California. If any provisions of this Agreement are held to be unenforceable or invalid, it is the specific intent of the parties that the remaining provisions shall be of full force and effect.

     7.9  SURVIVAL OF COVENANTS.  Except as otherwise provided herein, the
          ---------------------
covenants contained in this Agreement shall survive the closing of the purchase and sale, and shall not be deemed merged in the grant deed to be delivered by Seller to Buyer pursuant to this Agreement but shall remain in full force and effect.

     7.10 TIME OF ESSENCE.  Time is of the essence in the performance of this
          ---------------
Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.


"SELLER"            "BUYER"

OBJECTIVE SYSTEMS INTEGRATORS,    REDSKY ENTERPRISES, INC.,
INC., a Delaware corporation      a California corporation


By: /s/ Philip N. Cardman              By: /s/ Linda M. Stanley

Printed                                Printed
Name: Philip N. Cardman                Name: Linda M. Stanley

Title: V.P. General Counsel            Title: President

Date: March 26, 1998                   Date: March 30, 1998

                                  EXHIBIT "A"
                                  -----------

                         Legal Description of Property

                   LEGAL DESCRIPTION FOR A PORTION OF LOT 3,
                   "LAKE FOREST INDUSTRIAL PARK (142B.M.12)"
               CITY OF FOLSOM, COUNTY OF SACRAMENTO, CALIFORNIA


All that portion of Lot 3 as said Lot is shown on that certain Plat of "LAKE FOREST INDUSTRIAL

PARK" filed in the office of the Recorder, County of Sacramento, State of California in Book 142 of

Maps, Map No. 12 more particularly described as follows:


Beginning at the southeast corner of said Lot; thence from said Point of beginning along the southeasterly and southwesterly lines of said Lot the following five courses: 1) South 54 degrees 36'19" West 147.13 feet; 2) along the arc of a curve to the left having a radius of 520.00 feet said Arc being subtended by a chord bearing South 49 degrees 57'49" West 84.15 feet to a point of reverse curvature; 3) along the arc of a curve to the right having a radius of 25.00 feet, said Arc being subtended by a chord bearing South 87 degrees 25'37" West 33.52 feet; 4) North 50 degrees 28' 08" West 7.78 feet; and 5) along the arc of a curve to the left having a radius of 430.00 feet, said Arc being subtended by a chord bearing North 65 degrees 45'50" West 226.86 feet; thence North 08 degrees 16'30" East 46.50 feet; thence North 35 degrees 23'41" West
124.66 feet; thence North 42 degrees 56'46" East 155.52 feet; thence North 75 degrees 35'28" East 323.57 feet to a point on the easterly line of said Lot; thence along said Easterly line South 14 degrees 24'32" East 308.94 feet to the point of beginning.